Exhibit 10.2

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated as of July 17, 2008

between

EACH OF THE GRANTORS PARTY HERETO

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

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8.2	No Duty on the Part of Collateral Agent or Secured Parties	29

SECTION 9. REMEDIES		29
9.1	Generally	29
9.2	Application of Proceeds	30
9.3	Sales on Credit	31
9.4	Investment Related Property	31
9.5	Grant of Intellectual Property License	31
9.6	Intellectual Property	32
9.7	Cash Proceeds; Deposit Accounts	33

SECTION 10. COLLATERAL AGENT		34

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		34

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		35

SECTION 13. MISCELLANEOUS		35

SECTION 14. AMENDMENT AND RESTATEMENT		36

SECTION 15. REAFFIRMATION AND GRANT OF SECURITY INTERESTS		36

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.5 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 5.6 — PLEDGED EQUITY INTERESTS

SCHEDULE 5.7 — INTELLECTUAL PROPERTY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E — TRADEMARK SECURITY AGREEMENT

EXHIBIT F — COPYRIGHT SECURITY AGREEMENT

EXHIBIT G — PATENT SECURITY AGREEMENT

ii

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT dated as of July 17, 2008 between Hologic, Inc. (the “Borrower”) and certain domestic subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (other than the Collateral Agent, each, a “Grantor”), and Goldman Sachs Credit Partners L.P. (“GSCP”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower and certain of the other Grantors entered into a Pledge and Security Agreement dated as of October 22, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”) with the Collateral Agent;

WHEREAS, subject to the terms and conditions of that certain Amended and Restated Credit and Guaranty Agreement dated as of the date hereof (as it may be refinanced, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other Grantors party thereto, as Guarantors, the Collateral Agent, the other Agents party thereto and the Lenders party thereto from time to time;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of the Lenders and the Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

WHEREAS, pursuant to Section 3.2(j)(i) of the Credit Agreement, the Grantors are required to execute and deliver certain agreements and documents in order to perfect or continue the perfection of the Collateral Agent’s security interest in the Collateral on the terms set forth herein and accordingly are hereby amending and restating the Existing Security Agreement in its entirety as set forth herein in order to assure such perfection and/or continued perfection, as the case may be;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agreement” shall mean this Amended and Restated Pledge and Security Agreement dated as of July 17, 2008, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, in accordance with the terms of the Credit Agreement.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyright Security Agreement” means a Copyright Security Agreement substantially in the form of Exhibit F.

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether or not the underlying works of authorship have been published, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, licenses, fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Foreign Equity Interests” shall mean (i) the capital stock of and/or any other equity interests in any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary and (ii) the capital stock of any First-Tier Foreign Subsidiary not required to be pledged pursuant to the terms of Section 5.10(b) of the Credit Agreement.

“Existing Security Agreement” shall have the meaning set forth in the recitals.

“Foreign Intellectual Property” shall mean any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of foreign, international, or multi-national issued/registered Patents, registered Trademarks, registered Copyrights, or any applications for the foregoing.

“Grantors” shall have the meaning set forth in the preamble.

“GSCP” shall have the meaning set forth in the preamble.

“Indemnitee” shall mean the Collateral Agent, and its and its Affiliates’ officers, partners, directors, trustees, employees, agents.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the laws of the United States (or of any state or political subdivision thereof) or of any Foreign Jurisdiction or otherwise, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, and the right to sue or otherwise recover for past, present and future infringement or other impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Majority Holder” shall have the meaning set forth in Section 10.

“Material Intellectual Property” shall mean any item of Intellectual Property included in the Collateral which is material to the business of the Grantors, taken as a whole, or is otherwise of material value to the Grantors, taken as a whole.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder), including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patent Security Agreement” means a Patent Security Agreement substantially in the form of Exhibit G.

“Patents” shall mean all United States and foreign patents and certificates of invention, inventions or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) the right to sue or otherwise recover for past, present and future infringements thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust.

“Pledged LLC Interests” shall mean, other than any Excluded Asset, all interests in any limited liability company and each series thereof owned by any Grantor, including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests that constitutes “Collateral” hereunder.

“Pledged Partnership Interests” shall mean, other than any Excluded Asset, all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor, including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests that constitutes “Collateral” hereunder.

“Pledged Stock” shall mean, other than any Excluded Asset, all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares that constitutes “Collateral” hereunder.

“Pledge Supplement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders, the Issuing Bank, the Lender Counterparties and the Cash Management Providers and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Specified German Patents” shall mean the patents issued/registered in the Republic of Germany, each of which is identified in Schedule 5.2(II) as a “Specified German Patent.”

“Trademark Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue or permitting co-existence (whether such Grantor is licensee or licensor thereunder), including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademark Security Agreement” means a Trademark Security Agreement substantially in the form of Exhibit E.

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean any and all agreements (whether or not in writing) providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired, created, developed or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property (including, without limitation, Deposit Accounts);

(j) Letter-of-Credit Rights;

(k) Money;

(l) Receivables and Receivable Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract or agreement to which any Grantor is a party, or any of its rights or interests thereunder, if and to the extent that a security interest is prohibited by or would be in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclause (i) or (ii) of clause (a) of this Section 2.2; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement; (b) any of the outstanding capital stock of or other equity interest in a First-Tier Foreign Subsidiary (to the extent such capital stock or other equity interest is not excluded from the Collateral pursuant to clause (ii) of the definition of Excluded Foreign Equity Interests) in excess of 65% of the voting power of all classes of capital stock of such First-Tier Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a First-Tier Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each First-Tier Foreign Subsidiary; (c) any Excluded Foreign Equity Interests; provided, however, that, subject to the 65% limit specified in clause (b) of this Section 2.2, the Collateral shall include (and such security interest shall attach) to the capital stock of First-Tier Foreign Subsidiaries to the extent so required by the terms of Section 5.10(b) of the Credit Agreement; (d) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law; (e) any property and/or assets of Grantors (other than, for purposes of the $20,000,000 limit below, (i) Intellectual Property, (ii) Investment proceeds or (iii) inter-company loan proceeds) located outside of the United States, provided that the aggregate value of such property and assets does not exceed $20,000,000; or (f) any Third Wave Shares prior to satisfaction of the Third Wave Condition; provided, however, that the Collateral shall include and such security interest shall immediately and automatically attach to all Third Wave Shares immediately upon the satisfaction of the Third Wave Condition without any further action by any Person.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Collateral, including, without limitation, any Pledged Partnership Interests included in the Collateral or Pledged LLC Interests included in the Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities. Notwithstanding the foregoing, the delivery requirements set forth in this Section 4.1(a) shall not apply to any certificates evidencing shares valued at less than $50,000 individually or $250,000 in the aggregate; provided that such exception shall not apply to any certificates evidencing the equity interests in the Borrower’s Subsidiaries.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $1,000,000 individually or $5,000,000 in the aggregate.

4.2 Control Requirements.

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any (i) Deposit Accounts with a value of less than, or having funds or other assets credited thereto with a value of less than, $250,000 individually or $1,000,000 in the aggregate, Deposit Accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s employees, and Deposit Accounts specifically and exclusively used for cash collateral to secure letters of credit permitted under the Credit Agreement and (ii) Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts with a value of less than, or having funds or other assets credited thereto with a value of less than, $250,000 individually or

$1,000,000 in the aggregate. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent) pursuant to which the Securities Intermediary shall agree to comply with the Collateral Agent’s Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts each Grantor shall cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.

(b) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities constituting Collateral credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect to any Letter-of-Credit Rights included in the Collateral (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest) with a value in excess of $250,000 individually or $1,000,000 in the aggregate, the Grantor shall ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(d) With respect any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, the Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $1,000,000 individually or $5,000,000 in the aggregate.

4.3 Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of issued U.S. Patents or pending U.S. Patent applications, the Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the United States Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of registered U.S. Trademarks or pending U.S. Trademark applications, the Grantor shall execute and deliver to the Collateral Agent a

Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks, in appropriate form for recordation with the United States Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c) In the case of any Collateral (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of registered U.S. Copyrights or pending U.S. Copyright applications, or consisting of exclusive Copyright Licenses that constitute Material Intellectual Property in respect of registered U.S. Copyrights for which any Grantor is the licensee, the Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Copyright and exclusive Copyright Licenses, in appropriate form for recordation with the United States Copyright Office with respect to the security interest of the Collateral Agent.

(d) Subject to the timing requirements set forth in the last sentence of this Section 4.3(d) and the proviso to Section 5.10(a) of the Credit Agreement, in the case of any Foreign Intellectual Property, each Grantor shall (i) execute, deliver to the Collateral Agent, and record security agreements (or supplements thereto), covering all such Foreign Intellectual Property in appropriate form for recordation with the applicable foreign, international or multi-national registers, to insure the validity, perfection and priority of the security interests of the Collateral Agent, and (ii) take such additional actions or make such additional filings or recordings as may be necessary or advisable, under the laws of the applicable Foreign Jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent (all such actions being referred to herein collectively as “Foreign IP Perfection Filings”); provided, however, that the foregoing requirements shall not apply with respect to any single Foreign Jurisdiction in which effective Foreign IP Perfection Filings have not been made if the consolidated revenues derived from the operations of the Borrower and its Subsidiaries in such jurisdiction are less than 5% of the consolidated revenues derived from all of the operations of the Borrower and its Subsidiaries for the four Fiscal Quarter period (the “Measurement Period”) ending on the last day of the Fiscal Quarter or Fiscal Year, as the case may be, for which financial statements are required to be delivered pursuant to Section 5.1(b) or 5.1(c), respectively, of the Credit Agreement (the “Due Date”) or if the making of such filings remains subject to the expiration of any grace period therefor contained in this Section 4.3(d) and/or Section 4.5 of this Agreement or Section 5.10(a) of the Credit Agreement; provided further that in no event shall the consolidated revenues for such Measurement Period derived from the operations of the Borrower and its Subsidiaries in all Foreign Jurisdictions in which effective Foreign IP Perfection Filings have not been made exceed 15% of the consolidated revenues of all operations of the Borrower and its Subsidiaries for such Measurement Period (the “Overall Cap”) (unless the making of such filing remains subject to the expiration of any grace period therefor contained in this Section 4.3(d) and/or Section 4.5 of this Agreement or Section 5.10(a) of the Credit Agreement). Subject to the timing and notice requirements set forth in Section 4.5 of this Agreement and the proviso to Section 5.10(a) of the Credit Agreement, the Borrower shall make, and shall cause each other relevant applicable Grantor to make, all such Foreign IP Perfection Filings as may be necessary or advisable under the laws of the respective applicable jurisdictions to insure the validity, perfection and priority of the security interests of the Collateral Agent in all Foreign Intellectual Property of the Grantors registered or issued in (x) the Republic of Germany and the United Kingdom, within 90 days after the date on which such Foreign Intellectual Property is acquired, created, developed or arises (such filings in respect of the Specified German Patents to be made on or prior to the date that is 30 days after the Restatement Date), and (y) such other Foreign Jurisdiction(s) as may be necessary to cause the Overall Cap not to be exceeded, within 90 days after the Due Date for the financial statements in respect of any respective applicable Measurement Period, as the case may be.

4.4 Other Actions.

(a) If any issuer of any Pledged Equity Interest constituting Collateral is organized under the laws of a Foreign Jurisdiction, the Grantor in respect thereof shall take such additional actions, including, without limitation, causing the issuer to register the pledge of such Pledged Equity Interests on its books and records or making such filings or recordings, in each case as may be necessary or reasonably advisable, under the laws of such issuer’s jurisdiction, to insure the validity, perfection and priority of the security interest of the Collateral Agent in such Pledged Equity Interests.

(b) With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests constituting Collateral, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests constituting Collateral to the Collateral Agent of its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property constituting Collateral to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest constituting Collateral to the Collateral Agent or its designee following an Event of Default for the purposes of enabling the Collateral Agent to exercise rights and remedies under Section 9 hereof and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

(c) With respect to any Goods in excess of $100,000 individually or $1,000,000 in the aggregate, which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Goods (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Goods covered thereby.

4.5 Timing and Notice. With respect to any Collateral in existence on the Restatement Date, each Grantor shall comply with the requirements of Section 4 on the Restatement Date (or in the case of Section 4.3(d) hereof, such other dates as set forth therein) and with respect to any Collateral hereafter acquired, created, developed or arising such Grantor shall comply with the requirements of Section 4 hereof: (a) in the case of any Collateral other than Foreign Intellectual Property, within 45 days after such Collateral is acquired, created, developed or otherwise arises; and (b) in the case of any Collateral that is Foreign Intellectual Property, within 90 days after such Collateral is acquired, created, developed or otherwise arises (subject to the timing requirements set forth in the proviso to Section 5.10(a) to the Credit Agreement); provided, in any such case, that the Collateral Agent may grant an extension therefor if the applicable Grantor in respect thereof is using commercially reasonable efforts to comply with such requirements. Each Grantor shall promptly inform the Collateral Agent of its acquisition, creation or development of any Collateral for which any action is required by Section 4 hereof.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on each Credit Date (other than Credit Dates for any Loans the proceeds of which are used solely to fund the Third Wave Consideration and Related Expenditures) that the following statements are true and correct; provided, however, that no Grantor shall or shall be deemed to have made any representation or warranty in respect of any Third Wave Shares prior to satisfaction of the Third Wave Condition:

5.1 Grantor Information & Status.

(a) Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) Except as provided on Schedule 5.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years.

(c) It has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) hereof (as such schedule may be amended or supplemented from time to time).

(d) Such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

(e) No Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2 Collateral Identification, Special Collateral.

(a) On the Restatement Date and within 30 days following the completion of the most recent Fiscal Quarter prior to a Credit Date, Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests constituting Collateral, other than any Pledged Equity Interests valued at less than $50,000 individually or $250,000 in the aggregate, provided that such exception shall not apply to any Pledged Equity Interests evidencing the equity interests in the Borrower’s Subsidiaries, (2) Pledged Debt other than any Pledged Debt having a face amount of less than $250,000 individually or $1,000,000 in the aggregate, (3) Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts other than any Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts having a value of less than, or having funds or other assets credited thereto with a value of less than, $250,000 individually or $1,000,000 in the aggregate, (4) Deposit Accounts other than any Deposit Accounts holding less than $250,000 individually or $1,000,000 in the aggregate, (5) United States and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor constituting Material Intellectual Property, (6) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property other than employment related agreements or consulting agreements with individuals to the extent that such agreements can be characterized as Patent Licenses, Trademark Licenses, Trade Secret Licenses and/or Copyright Licenses, (7) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually and $2,000,000 in the aggregate, (8) Letter-of-Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $250,000 individually or $1,000,000 in the aggregate, (9) other than with salesman, servicemen, customers or such items in transit, under repair or with assemblers, the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property other than any Inventory, Equipment or other tangible person property having a value less than $1,000,000 individually or $5,000,000 in the aggregate, and (10) Material Contracts. Within 30 days following the completion of the most recent Fiscal Quarter prior to a Credit Date, such Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate.

(b) None of the Collateral in excess of $500,000 individually or $2,000,000 in the aggregate constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction.

(c) All information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

(d) No Excluded Asset (other than the Third Wave Shares) is material to the business of such Grantor.

5.3 Ownership of Collateral and Absence of Other Liens.

(a) It owns the Collateral other than Intellectual Property purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired (including by way of lease or license), will continue to own or have such rights in each item of the Collateral other than Intellectual Property (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens.

(b) Other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens. Other than the Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

5.4 Status of Security Interest.

(a) Upon the filing of any financing statement naming such Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute valid, perfected, First Priority Liens with respect to such Collateral. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent’s Control of the Collateral subject thereto.

(b) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation in the applicable intellectual property registries (including but not limited to the United States Patent and Trademark Office and the United States Copyright Office) of the security interests granted hereunder in all Collateral consisting of (i) U.S. Patents, Trademarks, Copyrights and exclusive Copyright Licenses and (ii) Foreign Intellectual Property that constitute Material Intellectual Property and are required to be perfected pursuant to Section 4.3(d), the security interests granted to the Collateral Agent hereunder in such Collateral shall constitute valid, perfected, First Priority Liens.

(c) Except as set forth in the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities.

(d) Such Grantor is in compliance with its obligations under Section 4 hereof.

5.5 Goods & Receivables.

(a) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign, unless failure to comply with clauses (i), (ii), (iii) and/or (iv) of this Section 5.5(a) would not have a Material Adverse Effect.

(b) Except as otherwise identified on Schedule 5.5 hereto, (i) the aggregate amount of all Receivables constituting Collateral owed by or due from the government of the United States, or any agency or instrumentality thereof, collectively, does not exceed $75,000,000; and (ii) the aggregate amount of all Receivables constituting Collateral owed by or due from the governments of states or municipalities of the United States or from any foreign sovereigns, collectively, does not exceed $25,000,000. Subject to Section 6.8, no Receivable constituting Collateral in excess of $500,000 individually or $2,000,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent that has been obtained and except as otherwise contemplated by the first sentence of this Section 5.5(b).

(c) Any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder.

(d) Other than any Inventory or Equipment in transit (or, in the case of Grantors’ motor vehicles, being used in the ordinary course), being repaired or in the possession or control of any warehouseman, bailee, other third party, salesmen or customers, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6 Pledged Equity Interests, Investment Related Property.

(a) It is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens), rights or claims of other Persons and, other than as set forth on Schedule 4.2 of the Credit Agreement or as otherwise permitted under the Credit Agreement, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(b) Except as set forth in Schedule 5.6, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Pledged Equity Interests constituting Collateral or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

(c) All of the Pledged LLC Interests and Pledged Partnership Interests constituting Collateral are or represent interests that by their terms provide that they are securities governed by the uniform commercial code of an applicable jurisdiction.

5.7 Intellectual Property.

(a) Except as set forth in Schedule 5.2, it is the owner of all Patents, Trademarks, and Copyrights listed on Schedule 5.2 (as such schedule may be amended or supplemented from time to time) that constitute Material Intellectual Property; and it owns or has the valid right to use and, where Grantor does so, sublicense others to use, all Intellectual Property necessary to conduct its business, free and clear of all Liens, claims, and licenses, except for Permitted Liens and the licenses set forth on Schedule 5.2 (as each may be amended or supplemented from time to time) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth in Schedule 5.2, each Patent, Trademark and Copyright listed on Schedule 5.2 (as such schedule may be amended or supplemented from time to time) that constitute Material Intellectual Property (other than any Intellectual Property, the disposition or license of which is otherwise permitted under the Credit Agreement) is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is the subject of a reexamination proceeding, and such Grantor has performed in all material respects all acts and has paid all renewal, maintenance and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks that constitute Material Intellectual Property in full force and effect.

(c) No action or proceeding is pending, or to such Grantors’ knowledge, threatened, challenging the validity, enforceability, registration, ownership or use of any of such Grantor’s Patents, Trademarks, or Copyrights listed on Schedule 5.2 (as such schedule may be amended or supplemented from time to time) that constitute Material Intellectual Property.

(d) None of the Trademarks, Patents, Copyrights or Trade Secrets that constitute Material Intellectual Property has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2 (as such schedule may be amended or supplemented from time to time), and all exclusive Copyright Licenses that constitute Material Intellectual Property have been properly recorded in the United States Copyright Office.

(e) [Intentionally Omitted].

(f) Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of issued Patents and pending Patent applications, and appropriate notice of copyright in connection with the publication of Copyrights, except where failure to use such statutory notice of registration, proper marking practices and appropriate notice of copyright would not have a Material Adverse Effect.

(g) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets that constitute Material Intellectual Property in accordance with industry standards;

(h) Such Grantor has maintained its standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks of such Grantor and has taken commercially reasonable actions to insure that all licensees of the Trademarks owned by such Grantor meet such standards of quality, except where failure to maintain or meet such standards would not have a Material Adverse Effect.

(i) To the best knowledge of such Grantor, except as set forth on Schedule 5.7 hereof, such Grantor is not infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation would not have a Material Adverse Effect; there is no pending or, to the best knowledge of such Grantor, threatened claim or litigation against such Grantor alleging any such infringement, misappropriation, dilution or other violation, except as set forth on Schedule 5.7 hereof.

(j) To the best knowledge of such Grantor, except as set forth on Schedule 5.7 hereof, during the past two (2) years (or earlier if presently not resolved), no Person has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of such Grantor unless such infringement, misappropriation, dilution or violation would not have a Material Adverse Effect; and

(k) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or binds such Grantor in a manner that would materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property, except as disclosed in Schedule 5.7 hereof (as such schedule may be amended or supplemented from time to time).

5.8 Miscellaneous. No Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to Section 6.8 hereof.

SECTION 6. COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1 Grantor Information & Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, and except as it may be permitted to do so under the Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing promptly with respect to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) except as provided in the Credit Agreement or herein, taken all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in that portion of the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Collateral Identification; Special Collateral.

(a) In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof with a fair market value in excess of $250,000 individually or $1,000,000 in the aggregate, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Collateral Agent may reasonably request to the extent that such actions, execution of documents and/or filings are otherwise required under Section 4 hereof in order to ensure that the Collateral Agent has a valid, perfected, First Priority security interest in such Collateral.

(b) In the event that it hereafter acquires or has any Commercial Tort Claim that an Authorized Officer of such Grantor reasonably believes has a value in excess of $500,000 individually or $2,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims; provided that the Borrower shall not be required to compromise in any way its attorney-client privilege.

6.3 Ownership of Collateral and Absence of Other Liens.

(a) Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien (other than Permitted Liens) upon or with respect to any of the Collateral, and such Grantor shall defend the Collateral against all Persons (other than the holders of Permitted Liens) at any time claiming any interest therein.

(b) Upon any Authorized Officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of such Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof.

(c) It shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

6.4 Status of Security Interest.

(a) Subject to the limitations set forth in Section 4 hereof and subsection (b) of this Section 6.4, such Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, First Priority Liens.

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control or (ii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.

6.5 Goods & Receivables.

(a) It shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document or its agent to claim the Goods evidenced therefor or the Collateral Agent.

(b) If any Equipment or Inventory in excess of $1,000,000 individually or $5,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor or with servicemen, salesmen, customers, such items in transit, such items under repair or with assemblers), such Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods in excess of $250,000 individually or $1,000,000 in the aggregate subject to a Consignment for which such Grantor is the Consignor, such Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that such Grantor has a first priority perfected security interest in such Goods subject to any nonmaterial Liens.

(c) It shall keep the Equipment, Inventory and any Documents evidencing any material Equipment and Inventory in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) or as otherwise provided by Section 5.5 unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, prior to ten (10) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request.

(d) It shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, to the extent it is commercially reasonable to do so, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other material dealings therewith.

(e) (i) If the aggregate amount of all Receivables constituting Collateral owed by or due from the government of the United States, or any agency or instrumentality thereof, collectively, exceeds $75,000,000, the Grantors in respect thereof shall promptly, and in any event within ninety (90) days after such Receivable(s) arise(s), (x) execute any instruments and take any other steps reasonably required by the Collateral Agent in order that all monies due or to become due on account of any such Receivables shall be subject to a valid, perfected, First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties (to the extent the Collateral Agent does not already have a valid and perfected First Priority security interest therein) and (y) direct the applicable Governmental Authority to deposit all monies due or to become due on account of any such Receivables into a deposit and/or security account subject to a control agreement in favor of the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent; and (ii) if the aggregate amount of all Receivables constituting Collateral owed by or due from the governments of states or municipalities of the United States or from any foreign sovereigns, collectively, exceeds $25,000,000, the Grantors in respect thereof shall promptly, and in any event within ninety (90) days after such Receivable(s) arise(s), (x) execute any instruments and take any other steps reasonably required by the Collateral Agent in order that all monies due or to become due on account of any such Receivable shall be subject to a valid, perfected, First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties (to the extent that the Collateral Agent does not already have a valid First Priority security interest therein) and (y) direct the applicable Governmental Authority to deposit all monies due or to become due on account of any such Receivables into a deposit and/or security account subject to a control agreement in favor of the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent. Anything to the contrary contained in the foregoing notwithstanding, following the occurrence of any Event of Default, all Grantors in respect of Receivables constituting Collateral owed by or due from the government of the United States, or any agency or instrumentality thereof, or any government of a state or municipality of the United States or any foreign sovereign shall take all steps necessary, upon the Collateral Agent’s notice to the Borrower directing the Borrower or the applicable Grantor to take all such steps, such that (A) all monies due or to become due on account of any such Receivables shall be subject to a valid, perfected, First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties and (B) each applicable Governmental Authority is directed to deposit all monies due or to become due on account of any such Receivables into a deposit and/or security account subject to a control agreement in favor of the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent, irrespective of the individual or aggregate value of such Receivable.

(f) Other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable other than such amendments, modifications, terminations or waivers that would not have a Material Adverse Effect; and (ii) following and during the continuation of an Event of Default, such Grantor shall not, upon receipt of notice from the Collateral Agent directing it not to do so, (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.

(g) At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require such Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require such Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies such Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not, except as may be permitted by the Collateral Agent, adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6 Pledged Equity Interests, Investment Related Property.

(a) Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on account of any Pledged Equity Interest or other Investment Related Property constituting Collateral, upon the merger, consolidation, liquidation or dissolution of any issuer of such Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary or reasonably advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes such Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, such Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property included in the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, such Grantor shall not exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right in a manner that could have a Material Adverse Effect; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i)(1) and no notice of any such voting or consent need be given to the Collateral Agent.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1)	upon receipt of written notice from Collateral Agent terminating such Grantor’s voting rights, all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent (to the extent permitted by applicable law) who shall thereupon have the sole right to exercise such voting and other consensual rights; provided that such rights shall automatically revert back to such Grantor upon the waiver or cure of all Events of Default then existing; and

(2)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) such Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c) Except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes, in an adverse manner, the rights of such Grantor with respect to any Investment Related Property constituting Collateral or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interest or other equity interests of any nature or to issue securities convertible into or granting the right of purchaser or exchange for any such additional stock, partnership interests, limited liability company interest or other equity interests of any nature of such issuer unless such additional stock, partnership interests, limited liability company interest or any other equity interests (or, in each case, any portion thereof) has been pledged to the Collateral Agent to the extent required by the terms and conditions of Sections 2.1 and 2.2, (iii) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any material default under or material breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests that are not securities (for purposes of the UCC) on the Restatement Date to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC interest to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(d) Except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest constituting Collateral to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder (subject to Section 2.2 hereof) and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a First-Tier Foreign Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) such Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7 Intellectual Property.

(a) Other than to the extent permitted by the Credit Agreement, it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, dedicated to the public, forfeited or unenforceable, or which would adversely affect in any material respect the validity, grant, or enforceability of the security interest granted therein.

(b) It shall not, with respect to any Trademarks included in the Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the Restatement Date, and such Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality, except where failure to use such Trademarks, to maintain such level of quality or take such steps would not have a Material Adverse Effect.

(c) [Intentionally Omitted].

(d) It shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Material Intellectual Property may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of , or any such determination or development in, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (d) the subject of any reversion or termination rights.

(e) Other than to the extent permitted by the Credit Agreement, it shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Grantor, subject to Section 6.8 hereof, including, but not limited to, those items on Schedule 5.2 (II) (as each may be amended or supplemented from time to time).

(f) Subject to the exceptions contained in Section 4.3(d), it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any Material Contract to which it hereafter becomes a party of any provision that would in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such Material Contracts.

(g) in the event that any Material Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take commercially reasonable actions in response to such infringement, misappropriation, or dilution to protect its rights in such Material Intellectual Property;

(h) It shall take commercially reasonable steps, consistent with industry standards, to protect the secrecy of all Trade Secrets that constitute Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

(i) It shall use commercially reasonable efforts to use proper statutory notice, consistent with industry standards, in connection with its use of any of the Material Intellectual Property.

(j) It shall continue to use commercially reasonable efforts to collect, at its own expense, all amounts due or to become due to such Grantor in respect of its Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or, upon the occurrence and continuation of an Event of Default, the Collateral Agent may deem necessary or reasonably advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require such Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

6.8 Miscellaneous. Subject to the exceptions contained in Section 4.3(d), such Grantor shall, within thirty (30) days after the Closing Date (or, with respect to Third Wave and its Subsidiaries, within thirty (30) days after the Restatement Date), with respect to any Material Contract that is a Non-Assignable Contract (other than any Material Contract that constitutes an Account, Chattel Paper or Payment Intangible of such Grantor) in effect on the Closing Date and within thirty (30) days after entering into any Material Contract (entered into after the Closing Date) that is a Non-Assignable Contract, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to the Secured Parties and use commercially reasonable efforts to obtain such consent as soon as practicable thereafter.

SECTION 7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Access; Right of Inspection. The Collateral Agent shall at all times have free reasonable access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall upon reasonable notice and at such reasonable times during normal business hours also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, subject to the other provisions hereof, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing and subject to Section 4 and Section 6 hereof, in each case, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual

Property is registered or issued or in which an application for registration or issuance is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii) at any reasonable time, upon reasonable request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;

(iv) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral; and

(v) furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein (subject to Sections 4 and 6 hereof). Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Material Intellectual Property or any Material Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest or any Intellectual Property that no longer constitutes Material Intellectual Property.

7.3 Additional Grantors. From time to time subsequent to the Restatement Date, additional domestic Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to and to the extent provided in the Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) subject to any exceptions contained in Section 4 hereof, to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9. REMEDIES.

9.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the

Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties in accordance with the Credit Agreement (as applicable); and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property included in the Collateral conducted without prior registration or qualification of such Investment Related Property included in the Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property included in the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property included in the Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property included in the Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property included in the Collateral which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii) upon written demand from the Collateral Agent, for the purpose of enabling the Collateral Agent, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks or the Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done:

(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2)	upon written notice to the Collateral Agent not to so adjust, settle or compromise, the Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9.7 Cash Proceeds; Deposit Accounts.

(a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”), upon the written consent of the Collateral Agent, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) only for so long as it reasonably appears there may be additional Secured Obligations that arise and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

SECTION 10. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. For purposes of the foregoing sentence, settlement amount for any Hedge that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the Collateral Agent upon request; provided any Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Majority Holders. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to timely perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns to the extent permitted by the Credit Agreement. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

SECTION 14. AMENDMENT AND RESTATEMENT.

It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing all Obligations of the Grantors under, and as defined in, the Existing Credit Agreement and all other Credit Documents entered into in connection therewith (collectively, the “Existing Credit Documents”), that all Obligations of the Grantors under the Credit Agreement and the other Credit Documents entered into in connection therewith be secured by the Liens created by this Agreement and the other Collateral Documents and that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Documents. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Security Agreement made under and in accordance with the terms of Section 10.5 of the Existing Credit Agreement. In addition, unless specifically amended hereby or in connection herewith, each of the Credit Documents shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Pledge and Security Agreement” contained therein shall be deemed to refer to this Agreement.

SECTION 15. REAFFIRMATION AND GRANT OF SECURITY INTERESTS.

Each Grantor has created Liens in favor of the Collateral Agent for the benefit of the Secured Parties on certain Collateral to secure its obligations hereunder and under each other Credit Document. Each Grantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Existing Security

Agreement effected pursuant to this Agreement. Each Grantor hereby (i) confirms that each Credit Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with such Credit Document the payment and performance of the Obligations, including, without limitation, the payment and performance of all such Obligations that are joint and several obligations of any Grantor now or hereafter existing, and (ii) grants to the Collateral Agent for the benefit of the Secured Parties a continuing Lien on and security interest in and to such Grantor’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the applicable Obligations (whether at stated maturity, by acceleration or otherwise).

Each Grantor acknowledges and agrees that the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the amendment and restatement of the Existing Security Agreement.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLOGIC, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer and Assistant Secretary

AEG PHOTOCONDUCTOR CORPORATION, as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

BIOLUCENT, LLC, as Grantor By: Hologic, Inc., Its Sole Member and Manager

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer and Assistant Secretary

CRUISER, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC CORPORATION, as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC DEVELOPMENT COMPANY LLC, as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC INTERIM, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC INTERNATIONAL, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC LIMITED LIABILITY COMPANY, as Grantor By: Cytyc Corporation, Its Sole Member

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC PRENATAL PRODUCTS CORP., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC SURGICAL PRODUCTS II, LIMITED PARTNERSHIP, as Grantor By: Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC SURGICAL PRODUCTS III, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP, as Grantor By: Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

DIRECT RADIOGRAPHY CORP., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

HOLOGIC LIMITED PARTNERSHIP, as Grantor By: Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

R2 TECHNOLOGY, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

SST MERGER CORP., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

SUROS SURGICAL SYSTEMS, INC., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Secretary

THUNDER TECH CORP., as Grantor

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Treasurer and Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent

By:	/s/ Bruce Mendelsohn
Authorized Signatory Bruce Mendelsohn